Exhibit 99.1

($ millions)

	Twelve Months Ended
	Mar 14	Mar 13	Mar 12
Cash provided by operating activities [1]	$437	$303	$497
Allocation of repurchase prepayment of 2.5% convertible senior notes	—	216	—
Interest expense, net of non-cash items	50	48	41
Current tax expense	19	6	23
Gain on investments	27	38	20
Net change of other assets and liabilities	84	(56)	4

EBITDA, Bank Defined	$617	$555	$585

[1]	See annual report on Form 10-K

EBITDA, Bank Defined, a liquidity measure, which is the measure of EBITDA that is used in the financial covenants of our bank credit agreement.